UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2019

AIRGAIN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37851	95-4523882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 150 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 579-0200

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Jacob Suen to President

Effective January 16, 2019, the Board of Directors (the “Board”) of Airgain, Inc. (the “Company”) appointed Jacob Suen as President of the Company. Mr. Suen has served as the Senior Vice President, Worldwide Sales of the Company since May 2017. A copy of the press release announcing Mr. Suen's appointment is attached hereto as Exhibit 99.1.

In connection with his appointment, Mr. Suen's compensation package remains unchanged from the compensation package in effect prior to his promotion.  Specifically, he will continue to be paid an annual salary of $310,000 and his target annual bonus will be equal to 90% of his annual base salary.  Mr. Suen also entered into an amended and restated employment agreement with the Company and received an annual equity award on the terms described below in connection with his promotion.

Mr. Suen, age 45, was appointed as our President in January 2019.  He has been with the Company since April 2006, most recently as the Senior Vice President, Worldwide Sales, a position he held since May 2017.  Previously, Mr. Suen served as the Director of Business Development from 1998 to 2005 at Paradyne Corporation. Prior to Paradyne, Mr. Suen was a Development Engineer at GVN Technologies in 1998. From 1997 to 1998, Mr. Suen was a Software Development Engineer for Motorola Incorporation. Mr. Suen holds a Master of Science in Electrical Engineering with a concentration in Communication Systems and a minor in Engineering Management from the University of South Florida. Mr. Suen also has his Master of Business Administration with a focus on International Business and Entrepreneurship from the University of Colorado.

There are no family relationships between Mr. Suen and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Promotion of Kevin Thill to Senior Vice President, Engineering

Effective January 16, 2019, the Board appointed Kevin Thill as Senior Vice President, Engineering of the Company. Mr. Thill has served as the Vice President, Antenna-Plus since April 27, 2017. A copy of the press release announcing Mr. Thill's appointment is attached hereto as Exhibit 99.1.

In connection with his appointment, Mr. Thill's compensation package was adjusted. Specifically, effective January 1, 2019, his annual salary will be $275,000 and his target annual bonus will be equal to 60% of his annual base salary.  Mr. Thill also entered into an amended and restated employment agreement with the Company and received an annual equity award on the terms described below in connection with his promotion.

Mr. Thill, age 58, was appointed as our Senior Vice President, Engineering in January 2019.  He has been with the company since April 2017 as the Vice President, Antenna-Plus.  Previously, Mr. Thill founded Antenna Plus, LLC in 1991 and was the owner until its acquisition by the Company in 2017.  Prior to Antenna Plus, Mr. Thill was a Senior Antenna Design Engineer at Motorola.  Prior to Motorola, Mr. Thill was an Antenna Engineer at Northrop and prior to that he was an Antenna Engineer at McDonald Douglass.  Mr. Thill received a Bachelor of Science in Electrical Engineering from Arizona State University.

There are no family relationships between Mr. Thill and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Amended and Restated Executive Employment Agreements

Effective January 16, 2019, the Company entered into amended and restated employment agreements with each of Jacob Suen, the Company's President, Anil Doradla, the Company's Chief Financial Officer and Secretary, and Kevin Thill, the Company's Senior Vice President, Engineering.

The amended and restated employment agreements provide for an indefinite term and for at-will employment.  The agreements also set forth each executive's annual base salary and target bonus opportunity, right to the 2019 annual equity awards (as described below), and provide that each executive will be entitled to the benefits provided to employees generally.

Pursuant to the amended and restated employment agreements, if we terminate an executive's employment without cause (as defined below) or he resigns for good reason (as defined below), he is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a lump sum cash payment in an amount equal to 6 months of his base salary as in effect immediately prior to the date of termination plus an amount equal to his target bonus for the calendar year during which his date of termination occurs, prorated for such portion of the calendar year during which such termination occurs that has elapsed through the date of termination; and (3) continuation of health benefits at our expense for a period of 6 months following the date of termination.

In the event an executive's termination without cause or resignation for good reason occurs within 12 months following a change in control, he is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a lump sum cash payment in an amount equal to 12 months of his base salary as in effect immediately prior to the date of termination; (3) a lump sum cash payment in an amount equal to his target bonus for the year in which the termination of his employment occurs; and (4) continuation of health benefits at our expense for a period of 18 months following the date of termination. All of an executive's outstanding equity awards will become fully vested and exercisable in the event of a termination without cause or resignation for good reason at any time following a change in control.

If an executive's employment is terminated as a result of his death or following his permanent disability, he or his estate, as applicable, is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; and (2) a lump sum cash payment in an amount equal to his “earned” bonus for the calendar year during which his date of termination occurs calculated as of the date of termination (wherein “earned” means that he has met the applicable bonus metrics as of date of such termination, as determined by the board of directors), prorated for such portion of the calendar year during which such termination occurs that has elapsed through the date of termination.

The foregoing descriptions of the amended and restated employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated employment agreements, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K to be filed with respect to the fiscal year ending December 31, 2018.

Annual Bonuses for 2018 and 2019 Annual Bonus Program

On January 16, 2018, the Board and its Compensation Committee approved the following 2018 annual bonuses for the Company's executive officers, based on an assessment of the achievement of corporate goals set out and approved by our Board and Compensation Committee in 2018:

Name	Title	2018 Annual Bonus
Jim Sims	Chairman of the Board and Interim Chief Executive Officer	$437,403.85

Jacob Suen	President	$334,800.00
Anil Doradla	Chief Financial Officer and Secretary	$234,000.00
Kevin Thill	Senior Vice President, Engineering	$165,600.00

The Compensation Committee also adopted a 2019 annual bonus program for the executive officers of the Company.  Under the 2019 program, 90% of an executive’s annual bonus will be tied to corporate revenue and EBITDA performance, with “threshold,” “target” and “maximum” performance levels corresponding to the payout levels for the corporate component of each executive’s target annual bonus payout (with target performance representing a 100% payout level for each financial measure and maximum or greater performance representing a 150% payout level for each financial measure). The other 10% of an executive’s annual bonus will continue to be determined in the discretion of the Board or the Compensation Committee based on the executive’s individual performance and such other factors as the Board or the Compensation Committee deems appropriate, with a maximum payout level of 150%.  Pursuant to his interim chief executive officer agreement with the Company, Mr. Sims' annual bonus remains in the discretion of the Board.

The Compensation Committee also confirmed the target bonuses for the executive officers for 2019 as follows:  Mr. Suen, 90% of his annual base salary, Mr. Doradla, 60% of his annual base salary, and Mr. Thill, 60% of his annual base salary.

The Company expects to adopt a similar bonus program for future fiscal years, which will reward achievement at specified levels of corporate financial performance and individual performance and will contain target bonuses consistent with those disclosed above.

Annual Executive Equity Awards

On January 16, 2018, the Board and its Compensation Committee approved the annual equity awards for the Company's executive officers under the Company's 2016 Incentive Award Plan as follows:

Name	Title	Stock Options	Restricted Stock Units
Jim Sims	Chairman of the Board and Interim Chief Executive Officer	50,000	20,326
Jacob Suen	President	87,500	35,570
Anil Doradla	Chief Financial Officer and Secretary	37,500	15,244
Kevin Thill	Senior Vice President, Engineering	25,000	10,163

The stock options were granted with an exercise price equal to the closing price per share of the Company's common stock on the date of grant and have a term of ten years.  The stock options will vest over a four-year period, commencing January 1, 2019, with 25% of the options vesting on January 1, 2020, and 1/48th of the original number of shares subject to the options vesting on each one-month period thereafter.  The restricted stock units vest in four equal annual installments on each of March 1, 2020, 2021, 2022 and 2023.  Vesting of the equity awards is subject to the executive's continued employment or service with the Company through the applicable vesting date.  The equity awards are subject to acceleration as set forth in the Company's agreements with each of the executives.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated January 18, 2019 issued by Airgain, Inc. regarding appointment of Jacob Suen as President and Kevin Thill as Senior Vice President, Engineering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAIN, INC.

Date: January 18, 2019	By:	/s/ Anil Doradla
	Name:	Anil Doradla
	Title:	Chief Financial Officer and Secretary